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                                                                      EXHIBIT 23



                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Harte-Hanks, Inc.:

We consent to incorporation by reference in the registration statements (No. 333-63105, No. 33-51723, No. 33-54303, No. 333-03045 and No. 333-30995) on Form
S-8 of Harte-Hanks, Inc. of (i) our report dated January 29, 2002 relating to the consolidated balance sheets of Harte-Hanks, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, cash flows and stockholders' equity and comprehensive income for each of the years in the three-year period ended December 31, 2001, which report appears in the 2001 annual report to stockholders which is incorporated by reference in the December 31, 2001 annual report on Form 10-K of Harte-Hanks, Inc. and (ii) our report dated January 29, 2002, relating to the related financial statement schedule as of and for each of the years in the three-year period ended December 31, 2001, which report appears in the December 31, 2001 annual report on Form 10-K of the Company.



                                               /s/ KPMG LLP


San Antonio, Texas
March 28, 2002